Exhibit 10.3

EXECUTION VERSION

THIRTEENTH AMENDMENT TO
SECOND AMENDED AND RESTATED CREDIT AGREEMENT

Dated September 30, 2016

Among

RESOLUTE ENERGY CORPORATION,
as Borrower,

CERTAIN OF ITS SUBSIDIARIES,
as Guarantors,

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Administrative Agent,

BANK OF MONTREAL,
as Syndication Agent,

BARCLAYS BANK PLC, CITIBANK, N.A. and
U.S. BANK NATIONAL ASSOCIATION,
as Co-Documentation Agents,

and

The Lenders Party Hereto

WELLS FARGO SECURITIES, LLC
and BMO CAPITAL MARKETS,
as Joint Bookrunners and Joint Lead Arrangers

THIS THIRTEENTH AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT (this “Thirteenth Amendment”), dated as of September 30, 2016, is by and among Resolute Energy Corporation, a Delaware corporation (the “Borrower”), certain of its subsidiaries (collectively, the “Guarantors”), Wells Fargo Bank, National Association, as Administrative Agent (the “Administrative Agent”), and the lenders party hereto (the “Lenders”).

Recitals

WHEREAS, the Borrower, the Guarantors, the Administrative Agent and the other lenders party thereto entered into that certain Second Amended and Restated Credit Agreement, dated as of March 30, 2010 (as amended by the First Amendment to Second Amended and Restated Credit Agreement dated April 18, 2011, the Second Amendment to Second Amended and Restated Credit Agreement dated April 25, 2011, the Third Amendment to Second Amended and Restated Credit Agreement dated as of April 13, 2012, the Fourth Amendment to Second Amended and Restated Credit Agreement dated as of December 7, 2012, the Fifth Amendment to Second Amended and Restated Credit Agreement dated as of December 27, 2012, the Sixth Amendment to Second Amended and Restated Credit Agreement dated as of March 22, 2013, the Seventh Amendment to Second Amended and Restated Credit Agreement dated as of April 15, 2013, the Eighth Amendment to Second Amended and Restated Credit Agreement dated as of December 13, 2013, the Ninth Amendment to Second Amended and Restated Credit Agreement dated as of March 7, 2014, the Tenth Amendment to Second Amended and Restated Credit Agreement dated as of March 14, 2014, the Eleventh Amendment to Second Amended and Restated Credit Agreement dated as of December 30, 2014 and the Twelfth Amendment to Second Amended and Restated Credit Agreement dated as of April 15, 2015, and as the same may be further amended, modified, supplemented or restated from time to time, the “Credit Agreement”);

WHEREAS, the Borrower has requested that the Administrative Agent and the Lenders amend the Credit Agreement as set forth herein; and

WHEREAS, subject to the satisfaction of the conditions set forth herein, the Administrative Agent and the Lenders are willing to amend the Credit Agreement as provided herein.

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and in the Credit Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

ARTICLE I
Definitions

Each capitalized term used in this Thirteenth Amendment and not defined herein shall have the meaning assigned to such term in the Credit Agreement. Unless otherwise indicated, all section references in this Thirteenth Amendment refer to sections of the Credit Agreement.

ARTICLE II
Thirteenth Amendment Effective Date Amendments

As of the Thirteenth Amendment Effective Date, the Credit Agreement is amended as follows:

Section 2.01Amendments to Section 1.02 of the Credit Agreement.

(a)Section 1.02 of the Credit Agreement is hereby amended by adding the following new definitions in their proper alphabetical order:

“‘Bail-In Action’ means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.”

“‘Bail-In Legislation’ means, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.”

“‘EEA Financial Institution’ means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clause (a) or (b) of this definition and is subject to consolidated supervision with its parent.”

“‘EEA Member Country’ means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.”

“‘EEA Resolution Authority’ means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.”

“‘EU Bail-In Legislation Schedule’ means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.”

“‘Excluded Equity Proceeds’ means cash proceeds from an issuance of Equity Interests in the Borrower with respect to which a Responsible Officer of the Borrower has certified in writing to the Administrative Agent (i) the amount of such proceeds, (ii) a description of such Equity Interests and (iii) a description of the intended use of such proceeds; provided, that upon the earliest to occur of the consummation, termination or abandonment of any transaction described in clause (iii), as applicable, any such proceeds shall cease to constitute Excluded Equity Proceeds.”

“‘Excluded Proceeds Account’ means a segregated deposit account or securities account of the Borrower (i) established and maintained with the Administrative Agent or any Lender, (ii) containing only Excluded Equity Proceeds and Excluded Unsecured Debt Proceeds and (iii) subject to a control agreement, in form and substance reasonably acceptable to the Administrative Agent in favor of the Administrative Agent, in accordance with Section 6.02(c)(i) of the Guaranty and Collateral Agreement.”

“‘Excluded Unsecured Debt Proceeds’ means cash proceeds from an issuance of unsecured Debt pursuant to Section 9.02(f)(i) of this Agreement with respect to which a Responsible Officer of the Borrower has certified in writing to the Administrative Agent (i) the amount of such proceeds, (ii) a description of such Debt, (iii) a description of the Debt such proceeds are intended to refinance or repay, (iv) to the extent applicable, that such refinancing or repayment is permitted by this Agreement and (v) the deadline by which such refinancing or repayment will be completed (which deadline shall not be greater than 30 Business Days after the date such proceeds are received by the Borrower or any Subsidiary); provided, that upon the earliest to occur of such deadline and the consummation, termination or abandonment of such refinancing, such proceeds shall cease to constitute Excluded Unsecured Debt Proceeds.”

“‘Net Cash Amount’ has the meaning assigned to such term in Section 3.04(c)(v).”

“‘Thirteenth Amendment’ means that certain Thirteenth Amendment to Second Amended and Restated Credit Agreement, dated as of September 30, 2016, among the Borrower, the Guarantors, the Administrative Agent and the Lenders party thereto.”

“‘Write-Down and Conversion Powers’ means, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.”

(b)Section 1.02 of the Credit Agreement is hereby amended by deleting the following definitions in their entirety and inserting in Section 1.02 the following definitions in lieu thereof:

“‘Agreement’ means this Second Amended and Restated Credit Agreement, as amended by the First Amendment, the Second Amendment, the Third Amendment, the Fourth Amendment, the Fifth Amendment, the Sixth Amendment, the Seventh Amendment, the Eighth Amendment, the Ninth Amendment, the Tenth Amendment, the Eleventh Amendment, the Twelfth Amendment and the Thirteenth Amendment, as the same may from time to time be amended, modified, supplemented or restated.”

“‘Defaulting Lender’ means any Lender, as determined by the Administrative Agent, that has (a) failed to fund any portion of its Loans or participations in Letters of Credit or Swingline Loans within two (2) Business Days of the date required to be funded by it hereunder, (b) notified the Borrower, the Administrative Agent, the Issuing Bank, the Swingline Lender or any Lender in writing that it does not intend to comply with any of its funding obligations under this Agreement or has made a public statement to the effect that it does not intend to comply with its funding obligations under this Agreement, (c) otherwise failed to pay over to the Administrative Agent or any other Lender any other amount required to be paid by it hereunder within three (3) Business Days of the date when due, unless the subject of a good faith dispute, or (d) (i) become or is insolvent or has a parent company that has become or is insolvent, (ii) become the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee or custodian appointed for it, or has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in any such proceeding or appointment or has a parent company that has become the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee or custodian appointed for it, or has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in any such proceeding or appointment or (iii) become or has a parent company that has become the subject of a Bail-In Action; provided that the Administrative Agent shall provide written notice to any Lender determined by the Administrative Agent to be a Defaulting Lender hereunder (and shall provide a copy of such written notice to the Borrower); provided further, that an Undisclosed Administration shall not be deemed to be any of the events described in clause (d) above; provided further, that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. In the event that the Administrative Agent, the Borrower, the Swingline Lender and the Issuing Bank each agrees that a Defaulting Lender has adequately remedied all matters that caused such Lender to be a Defaulting Lender, such Lender shall cease to be a Defaulting Lender.”

“‘LC Commitment’ means, at any time, $15,000,000.”

Section 2.02Amendment to Section 3.04(c).   (a) Section 3.04(c)(v) of the Credit Agreement is hereby renumbered as “Section 3.04(c)(vi)”, Section 3.04(c)(vi) of the Credit Agreement is hereby renumbered as “Section 3.04(c)(vii)” and a new Section 3.04(c)(v) of the Credit Agreement is hereby inserted as follows:

“(v)If at the end of any Business Day (A) the aggregate amount of cash and cash equivalents (including Cash Equivalents) (net of and reduced by (x) any checks, wire transfers and ACH transfers to, and payable to, third parties in the ordinary course of business of the Borrower and its Subsidiaries that have been written or initiated by the Borrower or any Subsidiary at or before such time but have not yet been paid from their bank accounts and (y) any amounts on deposit in the Excluded Equity Proceeds Account and the Excluded Unsecured Debt Proceeds Account) then on hand at the Borrower and its Subsidiaries (such amount, the “Net Cash Amount”) exceeds $20,000,000 by an amount that is $1,000,000 or greater and (B) total Credit Exposures are greater than $0, then the Borrower shall prepay Loans (and, to the extent necessary after all Loans have been prepaid in full, reimburse any LC Disbursements that have not yet been reimbursed by or on behalf of the Borrower) immediately (but in any event no later than 2:00 p.m., New York, New York time on the next succeeding Business Day) in an aggregate amount equal to the lesser of (i) an amount sufficient to reduce the Net Cash Amount after such prepayment to an amount not exceeding $20,000,000 and (ii) an amount sufficient to prepay all Loans, and reimburse such LC Disbursements, outstanding hereunder; provided that if the Borrower is required to pay on May 1 or November 1 of any fiscal year (or if either of such dates is not a Business Day, then the next succeeding Business Day) (each, a “payment due date”) (x) interest due and payable with respect to any Debt permitted under Section 9.02(f)(i) and (y) Taxes due and payable by the Borrower and its Restricted Subsidiaries and the sum of clauses (x) and (y) exceeds $20,000,000 for such payment due date, then solely for the two Business Days immediately preceding such payment due date, the $20,000,000 threshold set forth in this Section 3.04(c)(v) shall be deemed to be $25,000,000 for such two Business Days; provided, further, that the Borrower shall be permitted to retain an aggregate amount of cash and cash equivalents (including Cash Equivalents) received from a Transfer of Property, Liquidation of Hedging Agreements or receipt of Net Cash Proceeds from a Casualty Event (each as defined in the Second Lien Credit Agreement) that equals the applicable Asset Sale Prepayment Amount (as defined in the Second Lien Credit Agreement) for five Business Days following receipt of such amount solely for the purpose of prepaying Second Lien Debt pursuant to Section 3.04(c) of the Second Lien Credit Agreement, to the extent that: (i) such prepayment of Second Lien Debt is permitted under Section 9.21 of this Agreement, (ii) such prepayment of Second Lien Debt is consummated within five Business Days of receipt thereof, (iii) the Borrower retains only those amounts necessary to consummate such permitted prepayment of Second Lien Debt and (iv) the Borrower otherwise prepays the Loans and reimburses LC Disbursements as required pursuant to this Section 3.04(c)(v) so that the Net Cash Amount on hand at the end of any Business Day, net of such Asset Sale Prepayment Amount, does not exceed the applicable threshold.”

(b) Section 3.04(c)(vi) (as renumbered pursuant to clause (a) above) is hereby amended and restated in its entirety as follows:

“(vi) Each prepayment of Borrowings pursuant to Section 3.04(c)(v) shall be applied to first to the prepayment of any Swingline Loans then outstanding and thereafter, to the specific Borrowings as specified by the Borrower; provided, that if no such specification is made by the Borrower on or prior to the time such prepayment is due and payable, then each prepayment of Borrowings pursuant to Section 3.04(c)(v) shall be applied in accordance with the immediately following sentence. Except as set forth in the immediately preceding sentence, each prepayment of Borrowings pursuant to this Section 3.04(c) shall be applied, first, to any Swingline Loans then outstanding, second, ratably to any ABR Borrowings then outstanding, and third, to any Eurodollar Borrowings then outstanding, and if more than one Eurodollar Borrowing is then outstanding, to each such

Eurodollar Borrowing in order of priority beginning with the Eurodollar Borrowing with the least number of days remaining in the Interest Period applicable thereto and ending with the Eurodollar Borrowing with the most number of days remaining in the Interest Period applicable thereto.”

Section 2.03Amendment to Section 6.02.  Section 6.02 of the Credit Agreement is hereby amended by (i) amending and restating Section 6.02(e) in its entirety as follows, (ii) inserting a new Section 6.02(f) and (iii) amending and restating the final paragraph of Section 6.02 in its entirety as follows:

“(e)The receipt by the Administrative Agent of a Borrowing Request in accordance with Section 2.03 or a request for a Letter of Credit in accordance with Section 2.08(b), as applicable; provided that such Borrowing Request or request for a Letter of Credit shall specify each of the Net Cash Amount, the amount of any Excluded Equity Proceeds and the amount of any Excluded Unsecured Debt Proceeds, in each case, after giving effect to such Borrowing or issuance, amendment, renewal or extension of such Letter of Credit, as applicable.

(f)At the time of and immediately after giving effect to such Borrowing or the issuance, amendment, renewal or extension of such Letter of Credit, as applicable, (i) the Borrower shall be in compliance with Section 3.04(c)(v) and (ii) such Borrowing or such issuance, amendment, renewal or extension of such Letter of Credit shall not result in the sum of (A) the Net Cash Amount plus (B) the amount of any Excluded Unsecured Debt Proceeds on deposit in the Excluded Proceeds Account at such time exceeding $20,000,000 (or $25,000,000 if required by Section 3.04(c)(v)) at such time.

Each request for a Borrowing and each issuance, amendment, renewal or extension of any Letter of Credit shall be deemed to constitute a representation and warranty by the Borrower on the date thereof as to the matters specified in Section 6.02(a) through (f).”

Section 2.04Amendment to Section 7.23. Section 7.23 of the Credit Agreement is hereby amended and restated in its entirety as follows:

“Section 7.23Solvency.  Before and after giving effect to the transactions contemplated hereby (including the making of each Loan and the issuance, amendment, renewal or extension of any Letter of Credit), (a) the aggregate assets, at a fair valuation, of the Loan Parties, taken as a whole, will exceed the aggregate Debt of the Loan Parties on a consolidated basis, as the Debt becomes absolute and matures, (b) each of the Loan Parties will not have incurred or intended to incur, and will not believe that it will incur, Debt beyond its ability to pay such Debt as such Debt becomes absolute and matures and (c) each of the Loan Parties will not have (and will have no reason to believe that it will have thereafter) unreasonably small capital for the conduct of its business.”

Section 2.05Amendment to Section 9.04

.  Section 9.04(c) of the Credit Agreement is hereby amended and restated in its entirety as follows, and the following new Section 9.04(d) is hereby added to Section 9.04 of the Credit Agreement:

“(c)the Borrower may make required coupon payments with respect to preferred Equity Interests in the Borrower that (i) are categorized as equity under GAAP (even if also categorized as mezzanine equity under SEC guidelines or public company GAAP, as applicable) and (ii) do not constitute Debt; provided that the Restricted Payments permitted under this clause (c) may not be made (A) upon the occurrence and during the continuance of any Event of Default, (B) when the Borrowing Base Utilization Percentage exceeds ninety percent (90%) or (C) if such preferred Equity Interests constitute Disqualified Capital Stock; provided further that (1) the aggregate amount of Restricted Payments made pursuant to this clause (c) and Section 9.04(d) shall not exceed $10,000,000 in the aggregate during any fiscal year, (2) the aggregate amount of Restricted Payments made pursuant to this clause (c) and Section 9.04(d) from the Eleventh Amendment Effective Date until Second Lien Termination shall not exceed $40,000,000 and (3) each such Restricted Payment made prior to the Second Lien Termination shall be permitted by the Second Lien Credit Agreement.

(d)the Borrower may make other Restricted Payments not to exceed $5,000,000 in the aggregate during any fiscal year; provided that the Restricted Payments permitted under this clause (d) may not be made (i) upon the occurrence and during the continuance of any Event of Default or (ii) when the Borrowing Base Utilization Percentage exceeds ninety percent (90%); provided further that (A) the aggregate amount of Restricted Payments made pursuant to this clause (d) and Section 9.04(c) shall not exceed $10,000,000 in the aggregate during any fiscal year, (B) the aggregate amount of Restricted Payments made pursuant to this clause (d) from the Eleventh Amendment Effective Date until Second Lien Termination shall not exceed $20,000,000, (C) the aggregate amount of Restricted Payments made pursuant to this clause (d) and Section 9.04(c) from the Eleventh Amendment Effective Date until Second Lien Termination shall not exceed $40,000,000 and (D) each such Restricted Payment made prior to the Second Lien Termination shall be permitted by the Second Lien Credit Agreement.”

Section 2.06Section 12.18.  The Credit Agreement is hereby amended by inserting a new Section 12.18 as follows:

“Section 12.18  Acknowledgement and Consent to Bail-In of EEA Financial Institutions.  Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any EEA Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an EEA Financial Institution; and

(b)the effects of any Bail-In Action on any such liability, including, if applicable:

(i)a reduction in full or in part or cancellation of any such liability;

(ii)a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii)the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of any EEA Resolution Authority.”

ARTICLE III
Conditions Precedent

Section 3.01The amendments set forth in Article II of this Thirteenth Amendment shall become effective on the first Business Day on which all of the following conditions precedent shall have been satisfied (or waived in accordance with Section 12.02 of the Credit Agreement) (the “Thirteenth Amendment Effective Date”):

(a)The Administrative Agent shall have received from the Borrower, each of the Guarantors and the Majority Lenders counterparts (in such number as may be requested by the Administrative Agent) of this Thirteenth Amendment signed on behalf of such Persons.

(b)The Administrative Agent shall have received from the Borrower in immediately available funds (i) all fees and amounts due and payable on or prior to the Thirteenth Amendment Effective Date and (ii) to the extent invoiced, reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by the Borrower hereunder.

ARTICLE IV
Representations and Warranties

Each Loan Party hereby represents and warrants to each Lender that:

(a)Each of the representations and warranties made by it under the Credit Agreement and each other Loan Document is, or will be, true and correct on and as of the actual date of its execution of this Thirteenth Amendment, as if made on and as of such date, except for any representations and warranties made as of a specified date, which are true and correct as of such specified date.

(b)Immediately after giving effect to this Thirteenth Amendment, no Default has, or will have, occurred and is, or will be, continuing.

(c)The execution, delivery and performance by it of this Thirteenth Amendment and any other Loan Documents executed in connection herewith have been duly authorized by it.

(d)Each of this Thirteenth Amendment and any other Loan Document executed in connection herewith constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

(e)The execution, delivery and performance by it of each of this Thirteenth Amendment and any other Loan Document executed in connection herewith (i) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority or any other third Person (including shareholders or any class of directors, whether interested or disinterested, of it or any other Person), nor is any such consent, approval, registration, filing or other action necessary for the validity or enforceability of this Thirteenth Amendment or any such Loan Document, except such as have been obtained or made and are in full force and effect other than those third party approvals or consents which, if not made or obtained, would not cause a Default hereunder, could not reasonably be expected to have a Material Adverse Effect or do not have an adverse effect on the enforceability of the Loan Documents, (ii) will not violate any applicable law or regulation or the charter, by-laws or other organizational documents of it or any Restricted Subsidiary or any order of any Governmental Authority, (iii) will not violate or result in a default under any indenture, agreement or other instrument binding upon it or any Restricted Subsidiary or its Properties, or give rise to a right thereunder to require any payment to be made by it or such Restricted Subsidiary and (iv) will not result in the creation or imposition of any Lien on any Property of any Loan Party or any Restricted Subsidiary (other than the Liens created by this Thirteenth Amendment or the Loan Documents as permitted by the Credit Agreement as amended hereby).

ARTICLE V
Miscellaneous

Section 5.01Credit Agreement in Full Force and Effect as Amended.  Except as specifically amended hereby, the Credit Agreement and other Loan Documents shall remain in full force and effect.  Each of the Loan Parties hereby agrees that its liabilities under the Credit Agreement, the Guaranty and Collateral Agreement and the other Loan Documents, in each case as amended, to which it is a party, shall remain enforceable against such Loan Party in accordance with the terms thereof and shall not be reduced, altered, limited, lessened or in any way affected by the execution and delivery of this Thirteenth Amendment, and each Loan Party hereby confirms and ratifies its liabilities under the Loan Documents (as so amended) to which it is a party in all respects.  Except as expressly set forth herein, this Thirteenth Amendment shall not be deemed to be a waiver, amendment or modification of any provisions of the Credit Agreement or any other Loan Document or any right, power or remedy of the Administrative Agent or Lenders, or constitute a waiver of any provision of the Credit Agreement or any other Loan Document, or any other document, instrument and/or agreement executed or delivered in connection therewith or of any Default or Event of Default under any of the foregoing, in each case whether arising before or after the date hereof or as a result of performance hereunder or thereunder.  This Thirteenth Amendment also shall not preclude the future exercise of any right, remedy, power, or privilege available to the Administrative Agent and/or Lenders whether under the Credit Agreement, the other Loan Documents, at law or otherwise.  The parties hereto agree to be bound by the terms and conditions of the Credit Agreement and Loan Documents as amended by this Thirteenth Amendment, as though such terms and conditions were set forth herein.  Each reference in the Credit Agreement to “this Agreement,” “hereunder,” “hereof,” “herein” or words of similar import shall mean and be a reference to the Credit Agreement as amended by this Thirteenth Amendment, and each reference herein or in any other Loan Documents to the “Credit Agreement” shall mean and be a reference to the Credit Agreement as amended and modified by this Thirteenth Amendment.

Section 5.02GOVERNING LAW.  THIS THIRTEENTH AMENDMENT, AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER, SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

Section 5.03Descriptive Headings, Etc.  The descriptive headings of the sections of this Thirteenth Amendment are inserted for convenience only and shall not be deemed to affect the meaning or construction of any of the provisions hereof.  The statements made and the terms defined in the recitals to this Thirteenth Amendment are hereby incorporated into this Thirteenth Amendment in their entirety.

Section 5.04Payment of Fees and Expenses.  The Borrower agrees to pay or reimburse the Administrative Agent for all of its reasonable out-of-pocket costs and expenses incurred in connection with this Thirteenth Amendment, the other Loan Documents and any other documents prepared in connection herewith and the transactions contemplated hereby, including, without limitation, the reasonable fees and disbursements of counsel to the Administrative Agent.  The agreement set forth in this Section 5.04 shall survive the termination of this Thirteenth Amendment and the Credit Agreement.

Section 5.05Entire Agreement.  This Thirteenth Amendment and the documents referred to herein represent the entire understanding of the parties hereto regarding the subject matter hereof and supersede all prior and contemporaneous oral and written agreements of the parties hereto with respect to the subject matter hereof.  This Thirteenth Amendment is a Loan Document executed under the Credit Agreement.

Section 5.06Counterparts.  This Thirteenth Amendment may be executed in any number of counterparts and by different parties on separate counterparts, each of which shall constitute an original but all of which when taken together shall constitute but one agreement.  Delivery of an executed counterpart of the signature page of this Thirteenth Amendment by facsimile or other electronic transmission shall be effective as delivery of a manually executed counterpart thereof.

Section 5.07Successors.  The execution and delivery of this Thirteenth Amendment by any Lender shall be binding upon each of its successors and assigns.

Section 5.08Release.

(a)In consideration of, among other things, the execution and delivery of this Thirteenth Amendment by the Administrative Agent and the Lenders party hereto, each of the Borrower and the other Loan Parties, on behalf of itself and its agents, representatives, officers, directors, advisors, employees, subsidiaries, affiliates, successors and assigns (collectively, “Releasors”), hereby forever agrees and covenants not to sue or prosecute against any Releasee (as defined below) and hereby forever waives, releases and discharges each Releasee from any and all claims (including, without limitation, crossclaims, counterclaims, rights of set-off and recoupment), actions, causes of action, suits, debts, accounts, interests, liens, promises, warranties, damages and consequential damages, demands, agreements, bonds, bills, specialties, covenants, controversies, variances, trespasses, judgments, executions, costs, expenses or claims whatsoever that such Releasor now has or may have, of whatsoever nature and kind, whether known or unknown, whether now existing or hereafter arising, whether arising at law or in equity (collectively, the “Claims”), against the Administrative Agent or any or all of the Lenders in any capacity and their respective affiliates, subsidiaries, shareholders and “controlling persons” (within the meaning of the federal securities laws), and their respective successors and assigns and each and all of the officers, directors, employees, agents, attorneys, advisors and other representatives of each of the foregoing (collectively, the “Releasees”), to the extent based on facts, whether or not now known, existing on or before the Thirteenth Amendment Effective Date, that relate to, arise out of or otherwise are in connection with: (i) any or all of the Loan Documents or transactions contemplated thereby or any actions or omissions in connection therewith or (ii) any aspect of the dealings or relationships between or among the Borrower and the other Loan Parties, on the one hand, and the Administrative Agent and any or all of the Lenders, on the other hand, relating to any or all of the documents, transactions, actions or omissions referenced in clause (i) hereof.  The releases under this Section 5.08 do not, however, release any Releasees from their obligations, in each case pursuant to and to the extent expressly required by the terms and conditions in the Loan Documents, to make Loans hereafter, to issue Letters of Credit hereafter or to hereafter take any other actions expressly required by the Loan Documents to be taken hereafter.  In entering into this Thirteenth Amendment, the Borrower and each other Loan Party consulted with, and has been represented by, legal counsel and expressly disclaims any reliance on any representations, acts or omissions by any of the Releasees and hereby agrees and acknowledges that the validity and effectiveness of the releases set forth above do not depend in any way on any such representations, acts and/or omissions or the accuracy, completeness or validity thereof.  The provisions of this Section shall survive the termination of this Thirteenth Amendment, the Credit Agreement, the other Loan Documents and payment in full of the Indebtedness.

(b)Each of the Borrower and other Loan Parties, on behalf of itself and its successors, assigns, and other legal representatives, hereby absolutely, unconditionally and irrevocably covenants and agrees with and in favor of each Releasee that it will not sue (at law, in equity, in any regulatory proceeding or otherwise) any Releasee on the basis of any Claim released, remised and discharged by the Borrower or any other Loan Party pursuant to Section 5.08(a) hereof.  If the Borrower, any other Loan Party or any of its successors, assigns or other legal representatives violates the foregoing covenant, the Borrower and other Loan Parties, each for itself and its successors, assigns and legal representatives, agrees to pay, in addition to such other damages as any Releasee may sustain as a result of such violation, all attorneys’ fees and costs incurred by any Releasee as a result of such violation.

(c)The Borrower and other Loan Parties acknowledge that they are aware that they or their attorneys or others may hereafter discover claims or facts presently unknown or unsuspected in addition to or different from those which they now know or believe to be true with respect to the subject matter of the Claims being released pursuant to Section 5.08(a) hereof.  Nevertheless, it is the intention of the Borrower and other Loan Parties in executing this Thirteenth Amendment to fully, finally, and forever settle and release all matters and all claims relating thereto and to the other Loan Documents, which exist, hereafter may exist or might have existed (whether or not previously or currently asserted in any action) constituting Claims released pursuant to Section 5.08(a) hereof. The Borrower and other Loan Parties each hereby knowingly and voluntarily waive and relinquish the provisions, rights and benefits of all federal or state laws, rights, rules, or legal principles of any jurisdiction that may be applicable to the release set forth in this Section 5.08, and any rights they may have to invoke the provisions of any such law now or in the future with respect to the Claims being released pursuant to Section 5.08(a) hereof, and the Borrower and other Loan Parties hereby agree and acknowledge that this is an essential term of the releases set forth in this Section 5.08.

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IN WITNESS WHEREOF, the parties hereto have caused this Thirteenth Amendment to be duly executed by their respective authorized officers as of the date first written above.

BORROWER:	RESOLUTE ENERGY CORPORATION

	By:	/s/ Theodore Gazulis
Theodore Gazulis
Executive Vice President and Chief Financial Officer

GUARANTORS:		HICKS ACQUISITION COMPANY I, INC.

RESOLUTE ANETH, LLC

RESOLUTE WYOMING, INC. (f/k/a Primary Natural Resources, Inc.)

RESOLUTE NATURAL RESOURCES COMPANY, LLC (f/k/a Resolute Natural Resources Company)

BWNR, LLC

WYNR, LLC

RESOLUTE NORTHERN ROCKIES, LLC

RESOLUTE NATURAL RESOURCES SOUTHWEST, LLC

	By:	/s/ Theodore Gazulis
Theodore Gazulis
Executive Vice President and Chief Financial Officer

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Thirteenth Amendment to Second Amended and Restated Credit Agreement

ADMINISTRATIVE AGENT AND LENDER:	WELLS FARGO BANK, NATIONAL ASSOCIATION, successor-by-merger to Wachovia Bank, National Association, as Administrative Agent and a Lender

	By:	/s/ Lila Jordan
Lila Jordan
Managing Director

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Thirteenth Amendment to Second Amended and Restated Credit Agreement

LENDER:	BANK OF MONTREAL

	By:	/s/ Melissa Guzmann
Name: Melissa Guzmann
Title: Vice President

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Thirteenth Amendment to Second Amended and Restated Credit Agreement

LENDER:	BARCLAYS BANK PLC

	By:	/s/ Jake Lam
Name: Jake Lam
Title: Assistant Vice President

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Thirteenth Amendment to Second Amended and Restated Credit Agreement

LENDER:	CITIBANK, N.A.

	By:	/s/ Eamon Baqui
Name: Eamon Baqui
Title: Vice President

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Thirteenth Amendment to Second Amended and Restated Credit Agreement

LENDER:	BRANCH BANKING AND TRUST COMPANY

	By:	/s/ James Giordano
Name: James Giordano
Title: Senior Vice President

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Thirteenth Amendment to Second Amended and Restated Credit Agreement

LENDER:	CAPITAL ONE, NATIONAL ASSOCIATION

	By:	/s/ Stephen Hartman
Name: Stephen Hartman
Title: Assistant Vice President

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Thirteenth Amendment to Second Amended and Restated Credit Agreement

LENDER:	COMERICA BANK

	By:	/s/ Jeffrey M. Parilla
Name: Jeffrey M. Parilla
Title: Vice President

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Thirteenth Amendment to Second Amended and Restated Credit Agreement

LENDER:	SUNTRUST BANK

	By:	/s/ William S. Krueger
Name: William S. Krueger
Title: First Vice President

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Thirteenth Amendment to Second Amended and Restated Credit Agreement

LENDER:	ING CAPITAL LLC

	By:	/s/ Richard Ennis
Name: Richard Ennis
Title: Managing Director

	By:	/s/ Subha Pasumarti
Name: Subha Pasumarti
Title: Managing Director

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Thirteenth Amendment to Second Amended and Restated Credit Agreement

LENDER:	KEY BANK NATIONAL ASSOCIATION

	By:	/s/ Dale Conder
Name: Dale Conder
Title: Senior Vice President

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Thirteenth Amendment to Second Amended and Restated Credit Agreement

LENDER:	ASSOCIATED BANK, N.A.

	By:	/s/ Kyle Lewis
Name: Kyle Lewis
Title: Vice President

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Thirteenth Amendment to Second Amended and Restated Credit Agreement

LENDER:	CADENCE BANK, N.A.

	By:	/s/ Kyle Gruen
Name: Kyle Gruen
Title: Assistant Vice President

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Thirteenth Amendment to Second Amended and Restated Credit Agreement

LENDER:	GUARANTY BANK AND TRUST COMPANY

	By:	/s/ Brad Schwindt
Name: Brad Schwindt
Title: Senior Vice President

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Thirteenth Amendment to Second Amended and Restated Credit Agreement